Exhibit 99.1

Contact: Christine Solie
            313-845-1746
                csolie@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT EARNS $479 MILLION IN THE FIRST QUARTER

DEARBORN, Mich., April 21, 2006 - Ford Motor Credit Company reported net income of $479 million in the first quarter of 2006, down $231 million from earnings of $710 million a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $751 million in the first quarter, compared with $1.1 billion in the previous year. The decrease in earnings primarily reflected higher borrowing costs, the impact of lower receivable levels and higher depreciation expense, offset partially by improved credit loss performance.

"These results are in line with expectations as we continue to focus on profitably supporting the sale of Ford vehicles worldwide," said Mike Bannister, chairman and CEO.

On March 31, 2006, Ford Motor Credit's on-balance sheet net receivables totaled $132 billion, unchanged from year-end 2005. Managed receivables were $149 billion, compared with $150 billion on December 31.

Ford Motor Credit paid dividends of $250 million during the quarter. On March 31, managed leverage was 11.8 to 1.

Ford Motor Credit Company is one of the world's largest automotive finance companies and has supported the sale of Ford products since 1959. With about 14,000 employees, Ford Motor Credit operates in 36 countries and manages approximately $149 billion in receivables. Ford Motor Credit is an indirect, wholly owned subsidiary of Ford Motor Company. It provides automotive financing for Ford, Lincoln, Mercury, Aston Martin, Jaguar, Land Rover, Mazda and Volvo dealers and customers. More information can be found at http://www.fordcredit.com and at Ford Motor Credit's investor center, http://www.fordcredit.com/investorcenter/.

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FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended March 31, 2006 and 2005
(in millions)

	First Quarter
	2006	2005
	(Unaudited)

Financing revenue
Operating leases	$1,330	$1,358
Retail	907	1,070
Interest supplements and other support costs earned from affiliated companies	776	843
Wholesale	599	251
Other	54	56
Total financing revenue	3,666	3,578
Depreciation on vehicles subject to operating leases	(1,181)	(1,077)
Interest expense	(1,677)	(1,426)
Net financing margin	808	1,075
Other revenue
Investment and other income related to sales of receivables	210	445
Insurance premiums earned, net	51	52
Other income	237	170
Total financing margin and other revenue	1,306	1,742
Expenses
Operating expenses	519	528
Provision for credit losses	(6)	117
Insurance expenses	42	36
Total expenses	555	681
Income from continuing operations before income taxes	751	1,061
Provision for income taxes	272	387
Income from continuing operations before minority interests	479	674
Minority interests in net income of subsidiaries	—	1
Income from continuing operations	479	673
Income from discontinued operations	—	37
Net income	$479	$710

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$10,949	$14,798
Marketable securities	5,686	3,810
Finance receivables, net	108,067	109,876
Net investment in operating leases	23,679	22,213
Retained interest in securitized assets	1,399	1,420
Notes and accounts receivable from affiliated companies	1,131	1,235
Derivative financial instruments	2,236	2,547
Other assets	6,090	6,256
Total assets	$159,237	$162,155

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,668	$1,890
Affiliated companies	966	794
Total accounts payable	2,634	2,684
Debt	131,445	134,500
Deferred income taxes, net	8,852	8,772
Derivative financial instruments	634	680
Other liabilities and deferred income	4,653	4,781
Total liabilities	148,218	151,417

Minority interests in net assets of subsidiaries	3	3

Stockholder's equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	437	385
Retained earnings	5,437	5,208
Total stockholder's equity	11,016	10,735
Total liabilities and stockholder's equity	$159,237	$162,155

Prior year amounts have been revised to reflect a reclassification between Cash and cash equivalents and Marketable securities as of December 31, 2005.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
OPERATING HIGHLIGHTS*

	First Quarter
Financing Shares	2006	2005
United States
Financing share - Ford, Lincoln and Mercury
Retail installment and lease	43%	43%
Wholesale	81	82
Europe
Financing share - Ford
Retail installment and lease	25%	26%
Wholesale	96	97

Contract Volume - New and used retail/lease (in thousands)
North America segment
United States	398	410
Canada	35	31
Total North America segment	433	441

International segment
Europe	185	186
Other international	65	73
Total International segment	250	259
Total contract volume	683	700

Borrowing Cost Rate**	5.0%	4.1%

Charge-offs (in millions)
On-Balance Sheet Receivables
Retail installment & lease	$111	$167
Wholesale	0	17
Other	0	(3)
Total charge-offs - on-balance sheet receivables	$111	$181

Total loss-to-receivables ratio	0.34%	0.56%

Managed Receivables***
Retail installment & lease	$136	$215
Wholesale	0	17
Other	0	(3)
Total charge-offs - managed receivables	$136	$229

Total loss-to-receivables ratio	0.37%	0.55%

— — — — —
* Continuing operations
** On-balance sheet debt, includes the effect of interest rate swap agreements
*** See appendix for additional information

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit's financial performance, Ford Motor Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.

KEY TERMS:
•  Managed receivables: receivables reported on Ford Motor Credit's balance sheet and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service
•  Charge-offs on managed receivables: charge-offs associated with receivables reported on Ford Motor Credit's balance sheet and charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service

IMPACT OF ON-BALANCE SHEET SECURITIZATION: finance receivables (retail and wholesale) and investments in operating leases reported on Ford Motor Credit's balance sheet include assets transferred in securitizations that do not qualify for accounting sale treatment. These assets have been legally transferred to Ford Motor Credit sponsored special purpose entities and are available only to pay the obligations of the special purpose entities and are not available to pay the other obligations of Ford Motor Credit or the claims of Ford Motor Credit's other creditors. Debt reported on Ford Motor Credit's balance sheet includes debt issued by these special purpose entities to securitization investors which is payable out of collections on the assets supporting the securitizations and is not the legal obligation of Ford Motor Credit or its other subsidiaries.

RECONCILIATION OF MEASURES:

Managed Leverage Calculation		March 31,	December 31,
		2006	2005
		(in billions)
Total debt		$131.4	$134.5
Securitized off-balance sheet receivables outstanding		17.0	18.0
Retained interest in securitized off-balance sheet receivables		(1.4)	(1.4)
Adjustments for cash and cash equivalents, and marketable securities *		(15.9)	(17.9)
Fair value hedge accounting adjustments		(1.1)	(1.6)
Total adjusted debt		$130.0	$131.6

Total stockholder's equity (including minority interest)		$11.0	$10.7
Fair value hedge accounting adjustments		(0.0)	(0.0)
Total adjusted equity		$11.0	$10.7

Managed leverage (to 1) = adjusted debt / adjusted equity		11.8	12.3
Memo: Financial statement leverage (to 1) = total debt / stockholder's equity		11.9	12.5

Net Finance Receivables and Operating Leases	Managed Receivables
	On-Balance Sheet	Off-Balance Sheet	Total
March 31, 2006	(in billions)
Retail installment	$63.5	$17.0	$80.5
Wholesale	40.1	—	40.1
Other finance receivables	4.4	—	4.4
Net investment in operating leases	23.7	—	23.7
Total net finance receivables and operating leases	$131.7	$17.0	$148.7

December 31, 2005
Retail installment	$65.7	$18.0	$83.7
Wholesale	39.6	—	39.6
Other finance receivables	4.6	—	4.6
Net investment in operating leases	22.2	—	22.2
Total net finance receivables and operating leases	$132.1	$18.0	$150.1

— — — — —
* Excluding marketable securities related to insurance activities